UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: August 6, 2010
(Date of earliest event reported)

SUN COMMUNITIES, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-12616	38-2730780
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27777 Franklin Rd.
Suite 200
Southfield, Michigan	48034
(Address of Principal Executive Offices)	(Zip Code)

(248) 208-2500
 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On August 6, 2010, Sun Communities, Inc., (“Sun, “we” or “us”) and Sun Communities Operating Limited Partnership (the “Partnership”) entered into what is sometimes termed an equity line of credit arrangement with REIT Opportunity, Ltd. (“REIT Ltd.”).  Specifically, Sun and the Partnership entered into a Common Stock Purchase Agreement with REIT Ltd.  (the “Purchase Agreement”), which provides that, upon the terms and subject to the conditions set forth in the Purchase Agreement, REIT Ltd. is committed to purchase up to the lesser of $100,000,000 of our common stock, or 3,889,493 shares of our common stock, which is equal to one share less than twenty percent of our issued and outstanding shares of common stock on the effective date of the Purchase Agreement.  From time to time over the two year term of the Purchase Agreement, and at our sole discretion, we may present REIT Ltd. with draw down notices to purchase our common stock over ten consecutive trading days or such other period mutually agreed upon by us and REIT Ltd. (the “Draw Down Period”), with each draw down subject to limitations based on the price of our common stock and a limit of 2.5% of our market capitalization at the time of such draw down. We are able to present REIT Ltd. with up to 24 draw down notices during the term of the Purchase Agreement, with only one such draw down notice allowed per Draw Down Period and a minimum of five trading days required between each Draw Down Period.

Once presented with a draw down notice, REIT Ltd. is required to purchase a pro rata portion of the shares on each trading day during the trading period on which the daily volume weighted average price for our common stock equals or exceeds a threshold price determined by us for such draw down. The per share purchase price for these shares equals the daily volume weighted average price of our common stock on each date during the Draw Down Period on which shares are purchased, less a discount ranging from 3.00% to 4.75%, based on the threshold price specified in our draw down notice. If the daily volume weighted average price of our common stock falls below the threshold price on any trading day during a Draw Down Period, the Purchase Agreement provides that REIT Ltd. will not be required to purchase the pro-rata portion of shares of common stock allocated to that day. However, at its election, REIT Ltd. may buy the pro-rata portion of shares allocated to that day at the threshold price less the applicable discount described above.  The total number of shares purchased by REIT Ltd. during each Draw Down Period will be the sum of the number of shares required and/or elected to be purchased by REIT Ltd. on each day of the pricing period.  REIT Ltd. will not be required to purchase more than $30 million worth of common stock in any Draw Down Period.

The Purchase Agreement also provides that from time to time and at our sole discretion we may grant REIT Ltd. the right to exercise options to purchase additional shares of our common stock during each Draw Down Period for an amount of shares specified by us based on the trading price of our common stock. Upon REIT Ltd.’s exercise of an option, we would sell to REIT Ltd. the shares of our common stock subject to the option at a price equal to the greater of the daily volume weighted average price of our common stock on the day REIT Ltd. notifies us of its election to exercise its option or the threshold price for the option determined by us, less a discount calculated in the same manner as it is calculated in the draw down notices.

Any and all issuances of shares of common stock to REIT Ltd. pursuant to the Purchase Agreement will be registered on our Registration Statement on Form S-3 (File No. 333-158623), or the registration statement. REIT Ltd. is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended, or the Securities Act. REIT Ltd. will use an unaffiliated broker-dealer to effectuate all sales, if any, of common stock that it may purchase from us pursuant to the Purchase Agreement.

We have agreed to indemnify and hold harmless REIT Ltd. and each person who controls REIT Ltd. against certain liabilities, including certain liabilities under the Securities Act. We have agreed to pay up to $35,000 of REIT Ltd.’s reasonable attorneys’ fees and expenses (exclusive of disbursements and out-of-pocket expenses) incurred by REIT Ltd. in connection with the preparation, negotiation, execution and delivery of the Purchase Agreement and related transaction documentation.  Further, we have agreed that if we issue a draw down notice and fail to deliver the shares to REIT Ltd. on the applicable settlement date, and such failure continues for ten trading days, we will pay REIT Ltd. partial damages in cash or restricted shares of our common stock, at the option of REIT Ltd.

REIT Ltd. has agreed to indemnify and hold harmless us and each of our directors, officers and persons who control us against certain liabilities, including certain liabilities under the Securities Act that may be based upon written information furnished by REIT Ltd. to us for inclusion in a prospectus or prospectus supplement related to this transaction.

Upon each sale of our common stock to REIT Ltd. under the Purchase Agreement, we have also agreed to pay Reedland Capital Partners, an Institutional Division of Financial West Group, member FINRA/SIPC, a placement fee equal to 0.50% of the aggregate dollar amount of common stock purchased by REIT Ltd.  We have agreed to indemnify and hold harmless Reedland against certain liabilities, including certain liabilities under the Securities Act.

The foregoing descriptions are qualified in their entirety by reference to the Purchase Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

On August 6, 2010, we issued a press release announcing the execution of the Purchase Agreement. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

This press release contains various “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, and the Company intends that such forward-looking statements will be subject to the safe harbors created thereby. The words “will,” “may,” “could,” “expect,” “anticipate,” “believes,” “intends,” “should,” “plans,” “estimates,” “approximate” and similar expressions identify these forward-looking statements.  These forward-looking statements reflect the Company's current views with respect to future events and financial performance, but involve known and unknown risks and uncertainties, both general and specific to the matters discussed in this press release. These risks and uncertainties may cause the actual results of the Company to be materially different from any future results expressed or implied by such forward-looking statements. Such risks and uncertainties include the ability of manufactured home buyers to obtain financing, the level of repossessions by manufactured home lenders and those referenced under the headings entitled “Factors That May Affect Future Results” or “Risk Factors” contained in the Company's filings with the Securities and Exchange Commission. The forward-looking statements contained in this press release speak only as of the date hereof and the Company expressly disclaims any obligation to provide public updates, revisions or amendments to any forward- looking statements made herein to reflect changes in the Company's expectations of future events.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.
Exhibit No.	Description
10.1	Common Stock Purchase Agreement among Sun Communities, Inc., Sun Communities Operating Limited Partnership and REIT Opportunity, Ltd., dated August 6, 2010.
99.1	Press Release, dated August 6, 2010, entitled “Sun Communities, Inc. Secures $100 Million Committed Equity Financing Facility with REIT Opportunity, Ltd.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SUN COMMUNITIES, INC.
Dated: August 6, 2010	By:	/s/ Karen J. Dearing
Karen J. Dearing, Executive Vice President, Chief Financial Officer, Secretary and Treasurer

EXHIBIT INDEX

EXHIBIT #	DESCRIPTION
10.1	Common Stock Purchase Agreement among Sun Communities, Inc., Sun Communities Operating Limited Partnership and REIT Opportunity, Ltd., dated August 6, 2010.
99.1	Press Release, dated August 6, 2010, entitled “Sun Communities, Inc. Secures $100 Million Committed Equity Financing Facility with REIT Opportunity, Ltd.”